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                                                                  EXHIBIT (a)(5)

                              ARTICLES SUPPLEMENTARY

                         PILGRIM INVESTMENT FUNDS, INC.

      Pilgrim Investment Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation is authorized to issue five hundred million (500,000,000) shares of Common Stock, $0.10 par value per share, which have been previously classified as follows: eighty million (80,000,000) shares are designated Pilgrim MagnaCap Fund Series Class A Common Stock; eighty million (80,000,000) shares are designated Pilgrim MagnaCap Fund Series Class B Common Stock; twenty million (20,000,000) shares are designated Pilgrim MagnaCap Fund Series Class C Common Stock; twenty million (20,000,000) shares are designated Pilgrim MagnaCap Fund Series Class Q Common Stock; five million (5,000,000) shares are designated Pilgrim MagnaCap Fund Series Class M Common Stock; eighty million (80,000,000) shares are designated Pilgrim High Yield Fund Series Class A Common Stock; eighty million (80,000,000) shares are designated Pilgrim High Yield Fund Series Class B Common Stock; twenty million (20,000,000) shares are designated Pilgrim High Yield Fund Series Class C Common Stock; five million (5,000,000) shares are designated Pilgrim High Yield Fund Series Class M Common Stock; twenty million (20,000,000) shares are designated Pilgrim High Yield Fund Series Class Q Common Stock; ninety million (90,000,000) shares are of Common Stock are unclassified. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND: The Board of Directors hereby redesignates fifty million (50,000,000) unclassified shares of Pilgrim MagnaCap Fund as follows: fifty million (50,000,000) shares of Pilgrim MagnaCap Fund Series Class I Common Stock.

      THIRD: The shares of Pilgrim MagnaCap fund Series Class I Common Stock of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in Article FIFTH of the charter of the Corporation and those set forth as follows:

            (a) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement of the Corporation, current as of the time such shares are issued, shares of Pilgrim MagnaCap Fund Series Class I Common Stock of the Corporation may be automatically converted into shares of another class of capital stock of the Corporation based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions of conversion that may be

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imposed by the Board of Directors (or with the authorization of the Board of
Directors, the officers of the Corporation) and reflected in such current registration statement relating to the Corporation as aforesaid.

      FOURTH: The Board of Directors of the Corporation has classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

      The undersigned Senior Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and filed in its name and on its behalf by its Senior Vice President, and witnessed by its Assistant Secretary on November 8, 2001.

                                          PILGRIM INVESTMENT FUNDS, INC.

                                          By: /s/ Michael J. Roland
                                              ----------------------------------
                                              By: Michael J. Roland
                                                  Senior Vice President

ATTEST:

/s/ Robert S. Naka
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By: Robert S. Naka
    Assistant Secretary